Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Year 2019

GAAP net revenue grew to $2.668 billion

GAAP net income increased to $2.90 per diluted share

GAAP net cash provided by operating activities increased 71% to $843.5 million

Adjusted Operating Cash Flow (Non-GAAP) increased 82% to $715.5 million

Net Bookings grew 47% to $2.929 billion

Repurchased 3.72 million shares of common stock for $362.4 million during fiscal year 2019, including 1.12 million shares for $100.0 million during the fiscal fourth quarter

New York, NY — May 13, 2019 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for its fourth quarter and fiscal year 2019, ended March 31, 2019, and provided its initial outlook for its fiscal first quarter 2020, ending June 30, 2019, and fiscal year 2020, ending March 31, 2020.

Fiscal Fourth Quarter 2019 Financial Highlights

On April 1, 2018, the Company adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers.  Topic 606 significantly changes how the Company recognizes and reports net revenue and net income; however, it does not materially impact Net Bookings (our operational metric).  Financial data for periods prior to April 1, 2018 have not been restated.

GAAP net revenue grew to $539.0 million, as compared to $450.3 million in last year’s fiscal fourth quarter.  Recurrent consumer spending (virtual currency, add-on content and in-game purchases) increased and accounted for 54% of total GAAP net revenue.  The largest contributors to GAAP net revenue in fiscal fourth quarter 2019 were NBA® 2K19, Grand Theft Auto® Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Sid Meier’s Civilization® VI, Dragon City and Monster Legends, and WWE® SuperCard and WWE 2K19.

Digitally-delivered GAAP net revenue grew to $413.5 million, as compared to $301.4 million in last year’s fiscal fourth quarter, and accounted for 77% of total GAAP net revenue.  The largest contributors to digitally-delivered GAAP net revenue in fiscal fourth quarter 2019 were NBA 2K19, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Sid Meier’s Civilization VI, Dragon City and Monster Legends, and WWE SuperCard and WWE 2K19.

GAAP net income was $56.8 million, or $0.50 per diluted share, as compared to $90.9 million, or $0.77 per diluted share, for the year-ago period.

The following data, together with a management reporting tax rate of 20%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended March 31, 2019
		Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Amortization & impairment of acquired intangible assets

Net revenue	$539,007	(50,596)
Cost of goods sold	258,915	(17,606)	(41,335)		(3,919)

Gross profit	280,092	(32,990)	41,335		3,919

Operating expenses	222,031		(27,754)	(1,214)	(1,702)

Income from operations	58,061	(32,990)	69,089	1,214	5,621
Interest and other, net	6,466	3,419
Income before income taxes	64,527	(29,571)	69,089	1,214	5,621

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 113.9 million.

Fiscal Fourth Quarter Operational Metric — Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives

Total Net Bookings grew 19% to $488.4 million, as compared to $411.4 million during last year’s fiscal fourth quarter.  Net Bookings from recurrent consumer spending grew 27% year-over-year and accounted for 62% of total Net Bookings.  The largest contributors to Net Bookings were NBA 2K19, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Sid Meier’s Civilization VI, Dragon City and Monster Legends, and WWE SuperCard and WWE 2K19.

Catalog accounted for $254.5 million of Net Bookings led by Grand Theft Auto, Sid Meier’s Civilization VI, and Dragon City and Monster Legends.

Digitally-delivered Net Bookings grew 26% to $419.0 million, as compared to $333.1 million in last year’s fiscal fourth quarter, and accounted for 86% of total Net Bookings.  The largest contributors to digitally-delivered Net Bookings in fiscal fourth quarter 2019 were NBA 2K19, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Sid Meier’s Civilization VI, Dragon City and Monster Legends, and WWE SuperCard and WWE 2K19.

Fiscal Year 2019 Financial Highlights

GAAP net revenue grew to $2.668 billion, as compared to $1.793 billion in fiscal year 2018.  Recurrent consumer spending increased and accounted for 40% of total GAAP net revenue.  The largest contributors to GAAP net revenue in fiscal year 2019 were Red Dead Redemption 2 and Red Dead Online, Grand Theft Auto Online and Grand Theft Auto V, NBA 2K19 and NBA 2K18, WWE 2K19 and WWE SuperCard, Dragon City and Monster Legends, and Sid Meier’s Civilization VI.

Digitally-delivered GAAP net revenue grew to $1.682 billion, as compared to $1.131 billion in fiscal year 2018, and accounted for 63% of total GAAP net revenue.  The largest contributors to digitally-delivered GAAP net revenue in fiscal year 2019 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K19

and NBA 2K18, Red Dead Redemption 2 and Red Dead Online, Monster Legends and Dragon City, WWE SuperCard and WWE 2K19, and Sid Meier’s Civilization VI.

GAAP net income increased to $333.8 million, or $2.90 per diluted share, as compared to $173.5 million, or $1.54 per diluted share, in fiscal year 2018.  GAAP net income for fiscal year 2019 included a favorable impact from the release of certain valuation allowances on the Company’s deferred tax assets resulting in the recognition of a $107.1 million tax benefit.

GAAP net cash provided by operating activities increased 71% to $843.5 million, as compared to $493.5 million in fiscal year 2018.  Adjusted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, increased 82% to $715.5 million, as compared to $393.9 million in the same period last year (please see the section below titled “Non-GAAP Financial Measure” for additional information).  As of March 31, 2019, the Company had cash and short-term investments of $1.571 billion.

The following data, together with a management reporting tax rate of 20%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ended March 31, 2019
		Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Amortization & impairment of acquired intangible assets	Non-cash amounts related to convertible notes

Net revenue	$2,668,394	260,330
Cost of goods sold	1,523,644	66,614	(149,075)		(16,290)

Gross profit	1,144,750	193,716	149,075		16,290

Operating expenses	938,078		(98,625)	4,958	(6,943)

Income from operations	206,672	193,716	247,700	(4,958)	23,233
Interest and other, net	26,113	2,508				91
Income before income taxes	232,785	196,224	247,700	(4,958)	23,233	91

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 115.2 million.

Fiscal Year 2019 Operational Metric — Net Bookings

Total Net Bookings grew 47% to $2.929 billion, as compared to $1.991 billion in fiscal year 2018.  Net Bookings from recurrent consumer spending grew 20% and accounted for 39% of total Net Bookings.  The largest contributors to Net Bookings were Red Dead Redemption 2 and Red Dead Online, NBA 2K19 and NBA 2K18, Grand Theft Auto Online and Grand Theft Auto V, WWE 2K19 and WWE SuperCard, Dragon City and Monster Legends, and Sid Meier’s Civilization VI.

Digitally-delivered Net Bookings grew 33% to $1.802 billion, as compared to $1.350 billion in fiscal year 2018, and accounted for 62% of total Net Bookings.  The largest contributors to digitally-delivered Net Bookings in fiscal year 2019 were NBA 2K19 and NBA 2K18, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Dragon City and Monster Legends, WWE SuperCard and WWE 2K19, and Sid Meier’s Civilization VI.

Management Comments

“Take-Two finished a stellar year with strong fourth quarter operating results highlighted by the outperformance of Grand Theft Auto Online and Grand Theft Auto V, as well as NBA 2K19, and significant ongoing sales of our blockbuster hit, Red Dead Redemption 2,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “For the full fiscal year, our Company delivered record Net Bookings and Adjusted Operating Cash Flow, which exceeded our outlook at the start of the year, along with strong earnings growth driven by the record-breaking launch of Red Dead Redemption 2, the outstanding performance of NBA 2K, and better-than expected results from Grand Theft Auto Online and Grand Theft Auto V.

“We expect fiscal 2020 to be another strong year for Take-Two, with operating results currently forecasted to be lower than fiscal 2019, due to the extraordinary success of Red Dead Redemption 2, and growing as compared to fiscal 2018.

“Take-Two has the strongest development pipeline in its history, including sequels from our biggest franchises as well as exciting new IP.  In addition, we are actively investing in emerging opportunities such as Private Division, mobile games, eSports and geographic expansion that have the potential to be enormous drivers of growth.  We are exceedingly well positioned to generate significant growth and margin expansion over the long-term.”

Business and Product Highlights

Since January 1, 2019:

Take-Two:

•                  During fiscal year 2019, the Company repurchased 3.72 million shares of common stock for $362.4 million, including 1.12 million shares for $100.0 million during the fiscal fourth quarter.

Rockstar Games:

•                  Continued to update the Red Dead Online Beta with new content, gameplay balancing and bug fixes, including the following:

•                  Showdown Modes, including Plunder, Up in Smoke and Spoils of War.  These player-versus-player modes are tight, dramatic competitive matches that allow for quick structured gameplay sessions;

•                  Target Races, where players shoot targets while on horseback to pass checkpoints while racing and be first to finish;

•                  Fishing Challenge, a new Competitive Challenge to the Free Roam Event rotation, in which players compete to catch the most weight in fish;

•                  Gun Rush, where players gather weapons and ammunition while the play area shrinks in this mode for up to 32 players.  Available to play in Free-for-All and Team variations, where the last one standing wins;

•                  Numerous new Weapons, Clothing, Emotes and more.

•                  Released new numerous new missions, vehicles, weapons and other content for Grand Theft Auto Online.

2K:

•                  Announced that Borderlands® 3, the next installment in the critically acclaimed shooter-looter series from Gearbox Software, will launch worldwide on September 13, 2019 for PlayStation 4, Xbox One and Windows PC.  At launch, Borderlands 3 will be available for PC exclusively through the Epic Games store and will be available on additional PC digital storefronts in April 2020.  The franchise, which combines the exhilarating action of a first-person shooter with the rich progression and loot systems of a role-playing game, has sold-in more than 43 million units worldwide, and Borderlands 2 still draws in more than one million unique monthly users more than six years after the game’s initial release in 2012.

•                  Launched the Borderlands: Game of the Year Edition on PlayStation 4, Xbox One, and Windows PC.  This brand new definitive version of the original game boasts ultra HD remastered graphics, significant quality-of-life content updates, and includes all add-on content.  In addition, Gearbox and 2K released an Ultra HD Texture Pack that increases the visual fidelity of Borderlands: The Handsome Collection on consoles, and provides a visual upgrade for Borderlands 2, Borderlands: The Pre-Sequel, and all the game add-ons for both titles on PC.

•                  Launched Sid Meier’s Civilization VI: Gathering Storm for Windows PC.  Developed by Firaxis Games, Gathering Storm is the largest and most financially successful expansion pack ever created for a Civilization game, and the second pack for the critically-acclaimed and award-winning Sid Meier’s Civilization VI.

•                  Released NBA 2K Mobile as a free download for Android devices.  Previously launched on iOS phones and tablets, NBA 2K Mobile enables players to experience console quality graphics on the go while they collect their favorite NBA players, build dream teams, and step onto the court in lifelike 5v5 match-ups.

•                  Announced that video game industry veteran Michael Condrey has joined 2K as President of the label’s new game development studio based in Silicon Valley.  Condrey is best known for co-founding Sledgehammer Games and leading development for the renowned Call of Duty franchise, including Call of Duty: Modern Warfare 3.  Condrey also served as Chief Operating Officer and Director at Visceral Games in establishing the popular Dead Space franchise.  In his new role with 2K, Condrey will build and lead a new development team to work on an unannounced project.

•                  Announced, together with The National Basketball Association (NBA) and National Basketball Players Association (NBPA), a significant, multiyear global partnership extension.  The agreement expands upon the success of NBA 2K, the top-rated and top-selling NBA video game simulation series for the past 17 years* that has sold-in over 90 million units worldwide.

Private Division:

•                  Revealed that The Outer Worlds, a new intellectual property created by Obsidian Entertainment, and Ancestors: The Humankind Odyssey, the debut title from Panache Digital Games, which are both planned for launch in calendar 2019 on PC, PlayStation 4 and Xbox One, will be available for PC exclusively through Epic Games store for 12-months.  The Outer Worlds can also be purchased at the Microsoft Windows store.

Social Point:

•                  Launched Word Life, our latest free-to-play mobile offering, for iOS and Android devices. The game brings a new dimension to traditional word puzzle games, boasting a multiplayer mode where players can battle with words in exciting match-offs to see who is the most-skilled competitor.

•                  Launched Tasty Town for iOS and Android devices.  This all-new free-to-play mobile game enables players to fulfill their culinary dreams of designing and managing their own restaurant

* According to 2000 - 2019 Metacritic.com and Gamerankings.com.

Outlook for Fiscal 2020

Take-Two is providing its initial outlook for its fiscal first quarter ending June 30, 2019 and its fiscal year ending March 31, 2020:

First Quarter Ending June 30, 2019

•                  GAAP net revenue is expected to range from $485 to $535 million

•                  GAAP net income is expected to range from $74 to $86 million

•                  GAAP diluted net income per share is expected to range from $0.65 to $0.75

•                  Share count used to calculate GAAP diluted net income per share is expected to be 113.7 million (1)

•                  Share count used to calculate management reporting diluted net income per share is expected to be 112.7 million (2)

•                  Net Bookings (operational metric) are expected to range from $310 to $360 million

The Company is also providing selected data and its management reporting tax rate of 17%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending June 30, 2019
		Financial Data
$ in millions	GAAP outlook (3)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets

Net revenue	$485 to $535	$(175)

Cost of goods sold	$165 to $191	$(30)	$(18)	$(2)

Operating Expenses	$246 to $256		$(24)	$(2)
Interest and other, net	($11)
Income before income taxes	$85 to $99	$(145)	$42	$4

Fiscal Year Ending March 31, 2020

•                  GAAP net revenue is expected to range from $2.7 to $2.8 billion

•                  GAAP net income is expected to range from $389 to $418 million

•                  GAAP diluted net income per share is expected to range from $3.39 to $3.65

•                  Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 114.6 million (4)

•                  Net cash provided by operating activities is expected to be over $430 million

•                  Adjusted Operating Cash Flow (Non-GAAP) is expected to be over $450 million (5)

•                  Capital expenditures are expected to be approximately $90 million

•                  Net Bookings (operational metric) are expected to range from $2.5 to $2.6 billion

The Company is also providing selected data and its management reporting tax rate of 17%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2020
		Financial Data
$ in millions	GAAP outlook (3)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets

Net revenue	$2,700 to $2,800	$(200)

Cost of goods sold	$1,241 to $1,287	$(100)	$(75)	$(10)

Operating Expenses	$1,056 to $1,076		$(79)	$(7)
Interest and other, net	($44)
Income before income taxes	$447 to $481	$(100)	$154	$17

(1)         Includes 112.7 million basic shares and 1.0 million shares representing the potential dilution from unvested employee stock grants.

(2)         Includes 112.7 million basic shares.

(3)         The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

(4)         Includes 113.1 million basic shares and 1.5 million shares representing the potential dilution from unvested employee stock grants.

(5)         Includes a $20.0 million net decrease in restricted cash for fiscal 2020.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since January 1, 2019:

Label	Title	Platforms	Release Date
2K	WWE 2K19: Rising Stars Pack (DLC)	PS4, Xbox One, PC	January 22, 2019
Social Point	Tasty Town	iOS, Android	January 31, 2019
2K	Sid Meier’s Civilization VI: Gathering Storm (Expansion Pack)	PC	February 14, 2019
Private Division	Kerbal Space Program: History & Parts Pack (DLC)	PS4, Xbox One	March 28, 2019
2K	Borderlands: Game of the Year Edition	PS4, Xbox One, PC	April 3, 2019
2K	NBA 2K Mobile	Android	April 17,2019
Social Point	Word Life	iOS, Android	May 9, 2019

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
Private Division	Kerbal Space Program: Breaking Ground (DLC)	PC	May 30, 2019
2K	Borderlands 3	PS4, Xbox One, PC	September 13, 2019
2K	NBA 2K20	TBA	TBA
2K	WWE 2K20	TBA	TBA
Private Division	Ancestors: The Humankind Odyssey	PS4, Xbox One, PC (digital only)	2019 (fiscal 2020)
Private Division	The Outer Worlds	PS4, Xbox One, PC	2019 (fiscal 2020)

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash.  The Company’s management believes it is important to consider Adjusted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  This Non-GAAP financial measure may be different from similarly titled measures used by other companies.  In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company.  Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two’s financial and operating performance.  In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two.  Internally, management uses this Non-GAAP financial measure in assessing the Company’s operating results and in planning and forecasting.  A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Annual Report on Form 10-K for the period ended March 31, 2019.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through its wholly-owned labels Rockstar Games and 2K, as well as its Private Division label and Social Point, a leading developer of mobile games.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended March 31,		Twelve months ended March 31,
	2019	2018	2019	2018
Net revenue	$539,007	$450,274	$2,668,394	$1,792,892

Cost of goods sold:
Internal royalties	74,142	88,271	610,804	383,020
Software development costs and royalties	111,596	26,981	449,198	191,400
Product costs	44,914	47,177	322,148	203,301
Licenses	28,263	26,782	141,494	120,590
Total cost of goods sold	258,915	189,211	1,523,644	898,311

Gross profit	280,092	261,063	1,144,750	894,581

Selling and marketing	77,607	47,451	391,400	256,092
General and administrative	75,541	60,450	281,234	247,828
Research and development	56,588	54,128	230,170	196,373
Depreciation and amortization	11,081	9,479	40,232	43,969
Business reorganization	1,214	1,730	(4,958)	14,742
Total operating expenses	222,031	173,238	938,078	759,004
Income from operations	58,061	87,825	206,672	135,577
Interest and other, net	6,466	3,451	26,113	1,048
Income before income taxes	64,527	91,276	232,785	136,625
Provision for (benefit from) income taxes	7,698	423	(101,052)	(36,908)
Net income	$56,829	$90,853	$333,837	$173,533

Earnings per share:
Basic earnings per share	$0.50	$0.80	$2.95	$1.57
Diluted earnings per share	$0.50	$0.77	$2.90	$1.54

Weighted average shares outstanding:
Basic	112,614	113,330	113,176	110,210
Diluted	113,939	118,675	115,198	112,864

Computation of Basic EPS:
Net income	$56,829	$90,853	$333,837	$173,533
Less: net income allocated to participating securities	—	(82)	—	(159)
Net income for basic EPS calculation	$56,829	$90,771	$333,837	$173,374

Weighted average shares outstanding - basic	112,614	113,330	113,176	110,210
Less: weighted average participating shares outstanding	—	(102)	—	(101)
Weighted average common shares outstanding - basic	112,614	113,228	113,176	110,109

Basic earnings per share	$0.50	$0.80	$2.95	$1.57

Computation of Diluted EPS:
Net income	$56,829	$90,853	$333,837	$173,533
Less: net income allocated to participating securities	—	(78)	—	(155)
Add: interest expense, net of tax, on Convertible Notes	—	249	—	—
Net income for diluted EPS calculation	$56,829	$91,024	$333,837	$173,378

Weighted average common shares outstanding - basic	112,614	113,228	113,176	110,109
Add: dilutive effect of common stock equivalents	1,325	5,447	2,022	2,755
Total weighted average shares outstanding - diluted	113,939	118,675	115,198	112,864
Less: weighted average participating shares outstanding	—	(102)	—	(101)
Weighted average common shares outstanding - diluted	113,939	118,573	115,198	112,763

Diluted earnings per share	$0.50	$0.77	$2.90	$1.54

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31,	March 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$826,525	$808,973
Short-term investments	744,485	615,406
Restricted cash	565,461	437,398
Accounts receivable, net of allowances of $995 and $54,290 at March 31, 2019 and 2018, respectively	395,729	247,649
Inventory	28,200	15,162
Software development costs and licenses	28,880	33,284
Deferred cost of goods sold	51,867	117,851
Prepaid expenses and other	186,688	133,454
Total current assets	2,827,835	2,409,177

Fixed assets, net	127,882	102,478
Software development costs and licenses, net of current portion	603,436	639,369
Deferred cost of goods sold, net of current portion	1,028	26,719
Goodwill	381,717	399,530
Other intangibles, net	73,115	103,681
Deferred tax assets	134,732	4,930
Other assets	93,320	51,957
Total assets	$4,243,065	$3,737,841

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$72,797	$35,029
Accrued expenses and other current liabilities	1,035,695	914,748
Deferred revenue	843,302	777,152
Total current liabilities	1,951,794	1,726,929

Long-term debt	—	8,068
Non-current deferred revenue	21,058	355,589
Other long-term liabilities	229,633	158,285
Total liabilities	2,202,485	2,248,871

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 134,602 and 132,743 shares issued and 112,181 and 114,038 outstanding at March 31, 2019 and, 2018, respectively	1,346	1,327
Additional paid-in capital	2,019,369	1,888,039
Treasury stock, at cost; 22,421 and 18,705 common shares at March 31, 2019 and, 2018, respectively	(820,572)	(458,180)
Retained earnings	877,626	73,516
Accumulated other comprehensive loss	(37,189)	(15,732)
Total stockholders’ equity	2,040,580	1,488,970
Total liabilities and stockholders’ equity	$4,243,065	$3,737,841

 TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in thousands)

	Twelve months ended March 31,
		2018
	2019	(as adjusted) (1)
Operating activities:
Net income	$333,837	$173,533

Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	201,221	77,887
Depreciation	39,726	32,202
Amortization of intellectual property	23,879	34,830
Impairment of in-process research and development	—	11,257
Stock-based compensation	247,700	116,349
Deferred income taxes	110,603	(32,523)
Amortization of discount on Convertible Notes	91	15,662
Gain on redemption of Convertible Notes	—	(4,900)
Amortization of debt issuance costs	809	578
Other, net	(225)	6,375
Changes in assets and liabilities, net of impact of adoption of Topic 606:
Accounts receivable	(98,075)	(26,998)
Inventory	(14,403)	3,917
Software development costs and licenses	(206,831)	(225,269)
Prepaid expenses and other current and other non-current assets	(275,800)	(74,544)
Deferred revenue	304,713	198,397
Deferred cost of goods sold	(24,882)	(11,959)
Accounts payable, accrued expenses and other liabilities	201,152	198,733
Net cash provided by operating activities	843,515	493,527

Investing activities:
Change in bank time deposits	(171,057)	(40,918)
Proceeds from available-for-sale securities	325,133	241,012
Purchases of available-for-sale securities	(282,534)	(369,998)
Purchases of fixed assets	(66,969)	(61,557)
Purchase of long-term investments	—	(5,000)
Asset acquisition	—	(25,965)
Business acquisition	(28,149)	(9,401)
Net cash used in investing activities	(223,576)	(271,827)

Financing activities:
Tax payment related to net share settlements on restricted stock awards	(101,293)	(112,884)
Repurchase of common stock	(362,392)	(154,792)
Other	—	(13,791)
Net cash used in financing activities	(463,685)	(281,467)
Effects of foreign currency exchange rates on cash and cash equivalents	(10,639)	24,924

Net change in cash and cash equivalents and restricted cash	145,615	(34,843)
Cash and cash equivalents and restricted cash, beginning of year	1,246,371	1,281,214
Cash and cash equivalents and restricted cash, end of period	$1,391,986	$1,246,371

(1) During Q1 FY19, the Company adopted Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash and applied that standard retroactively. The application of this new standard resulted in a decrease to net cash from operating activities of $128.1 million in FY19 and a decrease of $99.6 million in FY18, which are reflected herein.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$274,621	51%	$255,710	57%
International	264,386	49%	194,564	43%
Total net revenue	$539,007	100%	$450,274	100%

Net bookings by geographic region
United States	$284,209	58%	$232,272	56%
International	204,201	42%	179,096	44%
Total net bookings	$488,410	100%	$411,369	100%

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$413,469	77%	$301,382	67%
Physical retail and other	125,538	23%	148,892	33%
Total net revenue	$539,007	100%	$450,274	100%

Net bookings by distribution channel
Digital online	$418,993	86%	$333,135	81%
Physical retail and other	69,417	14%	78,233	19%
Total net bookings	$488,410	100%	$411,369	100%

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$422,432	78%	$363,464	81%
PC and other	116,575	22%	86,810	19%
Total net revenue	$539,007	100%	$450,274	100%

Net bookings by platform mix
Console	$364,873	75%	$313,368	76%
PC and other	123,537	25%	98,000	24%
Total net bookings	$488,410	100%	$411,368	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Twelve Months Ended March 31, 2019		Twelve Months Ended March 31, 2018
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$1,426,907	53%	$1,052,313	59%
International	1,241,487	47%	740,579	41%
Total net revenue	$2,668,394	100%	$1,792,892	100%

Net bookings by geographic region
United States	$1,606,675	55%	$1,161,502	58%
International	1,322,049	45%	829,100	42%
Total net bookings	$2,928,724	100%	$1,990,602	100%

	Twelve Months Ended March 31, 2019		Twelve Months Ended March 31, 2018
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$1,681,609	63%	$1,130,946	63%
Physical retail and other	986,785	37%	661,946	37%
Total net revenue	$2,668,394	100%	$1,792,892	100%

Net bookings by distribution channel
Digital online	$1,801,710	62%	$1,349,508	68%
Physical retail and other	1,127,014	38%	641,094	32%
Total net bookings	$2,928,724	100%	$1,990,602	100%

	Twelve Months Ended March 31, 2019		Twelve Months Ended March 31, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by Platform Mix
Console	$2,233,861	84%	$1,463,307	82%
PC and other	434,533	16%	329,586	18%
Total net revenue	$2,668,394	100%	$1,792,892	100%

Net bookings by platform mix
Console	$2,497,157	85%	$1,611,625	81%
PC and other	431,567	15%	378,977	19%
Total net bookings	$2,928,724	100%	$1,990,602	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended March 31, 2019	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing

As reported	$539,007	$74,142	$111,596	$44,914	$28,263	$77,607

Net effect from deferral and related cost of goods sold	(50,596)		(5,455)	(12,205)	54
Stock-based compensation			(41,335)			(7,363)
Amortization and impairment of acquired intangibles			(3,919)

Three Months Ended March 31, 2019	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net

As reported	$75,541	$56,588	$11,081	$1,214	$6,466
Net effect from deferral and related cost of goods sold					3,419
Stock-based compensation	(13,669)	(6,722)
Amortization and impairment of acquired intangibles		(1,578)	(124)
Impact of business reorganization				(1,214)

Three Months Ended March 31, 2018	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing

As reported	$450,274	$88,271	$26,981	$47,177	$26,782	$47,451
Net effect from deferral and related cost of goods sold	(38,905)		(3,244)	(12,397)	(9,020)
Stock-based compensation			(1,325)			(4,471)
Amortization and impairment of acquired intangibles			(5,292)			(852)

Three Months Ended March 31, 2018	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net

As reported	$60,450	$54,128	$9,479	$1,730	$3,451
Stock-based compensation	(9,408)	(5,030)		(3)
Amortization and impairment of acquired intangibles		(1,705)	(134)
Non-cash amounts related to convertible notes					193
Impact of business reorganization				(1,727)
Acquisition related expenses	142

Twelve Months Ended March 31, 2019	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing

As reported	$2,668,394	$610,804	$449,198	$322,148	$141,494	$391,400
Net effect from deferral and related cost of goods sold	260,330		40,943	24,882	789
Stock-based compensation			(149,075)			(23,685)
Amortization and impairment of acquired intangibles			(16,290)			—

Twelve Months Ended March 31, 2019	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net

As reported	$281,234	$230,170	$40,232	$(4,958)	$26,113
Net effect from deferral and related cost of goods sold					2,508
Stock-based compensation	(51,903)	(23,037)
Non-cash amounts related to convertible notes					91
Non-cash (gain) loss on redemption of Convertible Notes
Amortization and impairment of acquired intangibles		(6,437)	(506)
Impact of business reorganization				4,958

Twelve Months Ended March 31, 2018	Net Revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing

As reported	$1,792,892	$383,020	$191,400	$203,301	$120,590	$256,092
Net effect from deferral and related cost of goods sold	197,710		(5,812)	6,912	5,900
Stock-based compensation			(24,610)			(13,258)
Amortization of intangibles			(19,719)			(8,107)

Twelve Months Ended March 31, 2018	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net

As reported	$247,828	$196,373	$43,969	$14,742	$1,048
Stock-based compensation	(58,037)	(18,020)		(2,424)
Non-cash amounts related to convertible notes					10,762
Acquisition related expenses	7,080
Amortization and impairment of acquired intangibles		(6,494)	(11,767)
Impact of business reorganization				(12,318)
Other, net					(93)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(in thousands)

	Twelve months ended March 31,
	2019	2018
Net cash provided by operating activities	$843,515	$493,527
Net change in Restricted cash (1)	(128,063)	(99,580)
Adjusted Operating Cash Flow	$715,452	$393,947

	FY 2019	FY 2018
Restricted cash beginning of period (4/1)	$437,398	$337,818
Restricted cash end of period (3/31)	565,461	437,398
(1) Net change in Restricted cash	$(128,063)	$(99,580)